Exhibit 99.1

SkyAI Commences Cash Tender Offer to Purchase Up to 67.1 Million Shares and Warrants

NEW YORK – October 19, 2026 – SkyAI, Inc. (Nasdaq: SKYA) (“SkyAI” or the “Company”) commenced on October 16, 2026 its previously announced cash tender offer (the “Offer”) to purchase up to 95% of each class of its outstanding common stock, cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic warrants at a purchase price of $3.00 per share or warrant in cash. Based on our cash holdings as of October 16, 2026, the purchase price represents an approximately 0.95x multiple of our net asset value (“mNAV”).1

The Offer will expire at one minute after 11:59 p.m., New York City time, on October 29, 2026, unless extended or earlier terminated. The Offer is subject to the conditions described in the Offer to Purchase, including the minimum condition for each class.

Holders of cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic warrants who wish to participate in the Offer do not need to exercise their warrants into common stock first. They may tender their warrants directly into the Offer at a purchase price of $3.00 per warrant, under the procedures set forth in the Offer to Purchase, dated October 16, 2026, the related Letter of Transmittal for their respective class and the other tender offer materials (the “Offer Materials”) that the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) as exhibits to its Schedule TO. The Offer Materials contain important information about the terms and conditions of the Offer.

Holders whose shares are held through a broker, dealer, commercial bank, trust company or other nominee should contact that nominee for instructions on how to tender. Questions and requests for assistance, or for additional copies of the Offer Materials, may be directed to MacKenzie Partners, Inc., the information agent for the Offer, at (800) 322-2885 or (212) 929-5500, or by email at tenderoffer@mackenziepartners.com.

Cash Position and Funding of the Offer

As of October 16, 2026, the Company holds approximately $223.8 million in cash and has completed the sale of all of its SOL. Because the Company no longer holds any SOL, the Offer is not conditioned on the price of SOL, which the Company had initially expected to include as a condition when it announced the Offer on October 11, 2026.

The Company will pay for the shares and warrants purchased in the Offer, and the related fees and expenses, from cash on hand. The Offer is not subject to a financing condition and does not require any borrowing. If the Offer is fully subscribed, the aggregate Purchase Price will be approximately $201.3 million.

Securities Sought in the Offer

The Offer is for up to 48,311,489 shares of common stock, 4,880,734 cash pre-funded warrants, 9,939,850 cryptocurrency pre-funded warrants and 3,955,293 strategic warrants, in each case 95% of the class outstanding. Cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic warrants will be purchased at the Purchase Price less their exercise price of $0.0001 per warrant.

1 mNAV is the Purchase Price of $3.00 multiplied by approximately 70.6M shares of common stock, cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic advisor warrants outstanding, divided by the Company’s net cash. Net cash is approximately $223.8M, all as of October 16, 2026.

The offer for shares is conditioned upon at least 50% of the shares offered for tender in the Offer being tendered. The offer for cash pre-funded warrants and cryptocurrency pre-funded warrants is conditioned upon at least 50% of the cash pre-funded warrants and cryptocurrency pre-funded warrants offered for tender being tendered on a combined basis. The offer for strategic warrants is conditioned upon at least 50% of the strategic warrants offered for tender in the Offer being tendered. For the avoidance of doubt, (i) the offer for shares is not conditioned upon any minimum number of cash pre-funded warrants, cryptocurrency pre-funded warrants or strategic warrants being tendered, (ii) the offer for cash pre-funded warrants and cryptocurrency pre-funded warrants is not conditioned upon any minimum number of shares or strategic warrants being tendered, and (iii) the offer for strategic warrants is not conditioned upon any minimum number of shares, cash pre-funded warrants or cryptocurrency pre-funded warrants being tendered.

If more than 95% of any class is properly tendered and not properly withdrawn, the Company will purchase the securities of that class on a pro rata basis within that class. Holders may withdraw tendered shares and warrants at any time before the Offer expires. The Company will pay for shares and warrants accepted in the Offer promptly after the Offer expires, in cash, less any applicable withholding taxes and without interest.

The Company intends for its common stock to remain listed on the Nasdaq Capital Market and registered under the Securities Exchange Act of 1934 after the Offer.

No Recommendation Regarding Participation in the Offer

The Board has approved the Offer. However, neither SkyAI, its Board, the Company’s directors or officers, nor the information agent or depositary agent makes any recommendation to any shareholder or warrant holder as to whether the shareholder or warrant holder should tender or refrain from tendering shares or warrants in the Offer or as to the number of shares or warrants a shareholder or warrant holder should tender.

Each shareholder and warrant holder must make his, her or its own decision regarding whether to participate in the Offer and, if so, how many shares or warrants to tender. Shareholders and warrant holders are urged to carefully review the Offer Materials and to consult their own financial, tax and legal advisors in making that decision.

Additional Information Regarding the Offer

This communication is not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and offer to buy shares, cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic warrants are being made solely pursuant to the Offer Materials that the Company has filed as part of a tender offer statement on Schedule TO with the Securities and Exchange Commission. Investors may obtain a free copy of these materials and all other documents filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.skyai.co. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS, INCLUDING THE OFFER MATERIALS OF THE COMPANY AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS AND STRATEGIC WARRANTS INTO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

About SkyAI

SkyAI, Inc. (Nasdaq: SKYA) is building a financial platform that will combine stablecoin rails on Solana with AI. For additional information, please visit www.skyai.co.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this release other than statements of historical fact are forward-looking statements, including statements regarding the Offer, including its timing, terms, funding and completion, the Company’s strategy and product roadmap and the potential opportunities such initiatives may create. Forward-looking statements are based on current expectations, assumptions, and beliefs, and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Risks and uncertainties that could cause results to differ from expectations include: (i) uncertainties as to the timing of the expiration and completion of the Offer; (ii) the risk that the Offer may not be completed in a timely manner or at all; (iii) uncertainties as to the number of shares and warrants of each class that will be validly tendered and not validly withdrawn in the Offer; (iv) the possibility that any or all of the various conditions to the consummation of the Offer, including the minimum tender condition for each class, may not be satisfied or waived; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Offer; (vi) the effect of the announcement or pendency of the Offer on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its operating results and business generally or the trading market for its common stock; (vii) risks related to the Offer diverting management’s attention from the Company’s ongoing business operations; (viii) the risk that shareholder or warrant holder litigation in connection with the Offer may result in significant costs of defense, indemnification and liability; (ix) the Company’s ability to achieve the anticipated benefits of the Offer; and (x) risks and uncertainties pertaining to the Company’s business, and the risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its other filings with the SEC, as well as the Offer Materials filed by the Company in connection with the Offer, including any amendments or supplements thereto.

Forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise these statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Media Contact

Edelman Smithfield

SkyAI@edelmansmithfield.com

Information Agent and Depositary Agent

MacKenzie Partners, Inc.

(800) 322-2885 or (212) 929-5500

tenderoffer@mackenziepartners.com